SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 7, 2004

Beckman Coulter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard
Fullerton, California 92834-3100
(Address of principal executive offices) (Zip Code)

(714) 871-4848
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On October 7, 2004, the Company adopted an amendment to the Beckman Coulter, Inc. Executive Deferred Compensation Plan to change the manner of distribution of shares. The previous plan provided that any premium units credited under the Plan with respect to deferrals of compensation on and after April 1, 2004 would be settled in cash as opposed to shares of Company stock. Under the amended Plan, premium units credited under the Plan with respect to deferrals of compensation on and after April 1, 2004 will be settled in Company stock and charged against the applicable share limits of the Company equity compensation plan.

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1                              Amendment 2004-I to the Beckman Coulter, Inc. Executive Deferred Compensation Plan, dated October 7, 2004.

EXHIBIT INDEX

Exhibits

10.1                     Amendment 2004-I to the Beckman Coulter, Inc. Executive Deferred Compensation Plan, dated October 7, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2004
BECKMAN COULTER, INC.

By:	/s/ William H. May
Name: William H. May
Title: Vice President, General Counsel, and Secretary